Exhibit 10.1

FIRST AMENDMENT, WAIVER AND CONSENT TO FINANCE AGREEMENT

THIS FIRST AMENDMENT, WAIVER AND CONSENT TO FINANCE AGREEMENT dated as of October 17, 2018 (this “First Amendment”), by and between GEOTÉRMICA PLATANARES, S.A. DE C.V., a sociedad anónima de capital variable organized and existing under the laws of the Republic of Honduras (the “Borrower”) and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America (“OPIC”).

W I T N E S S E T H :

WHEREAS, the parties hereto have entered into that certain Finance Agreement dated as of April 30, 2018 (as in effect as of the date hereof, the “Finance Agreement”);

WHEREAS, in connection with the transactions set forth above, the Borrower has requested certain amendments to the Finance Agreement and for OPIC to waive certain provisions of the Finance Agreement and provide its consent as set forth in the letter dated September 27, 2018; and

WHEREAS, the Finance Agreement may be amended, and the provisions therein waived, by the parties thereto in accordance with Section 9.06 (Integration; Amendments) of the Finance Agreement;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto each agree as follows.

Section 1. Defined Terms.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Finance Agreement and the principles of interpretation and construction set forth in Schedule X (Defined Terms and Rules of Interpretation) of the Finance Agreement shall apply hereto.

Section 2. Amendment.

Upon the effectiveness of this First Amendment, the Finance Agreement is hereby amended as follows:

(a)	The defined term “Account Control Agreement” and all references thereto in the Finance Agreement shall be deleted in their entirety.

(b)	The following new defined terms shall be inserted in the appropriate alphabetical order in Schedule X (Defined Terms and Rules of Interpretation):

“Elcosa Cayman Pledge Agreement” means that certain Equitable Mortgage Over Shares in OrPower 19, Inc., dated November 27, 2013, granted by the Intermediate Shareholder in favor of Elcosa.

“Labor Ministry Safety and Hygiene Regulation Approval” means the approval by the Secretaría de Trabajo y Seguridad Social of the Reglamento de Seguridad e Higiene of the Borrower.

(c)

The definition of “Cayman Pledge Agreements” in Schedule X (Defined Terms and Rules of Interpretation) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Cayman Pledge Agreements” means (a) the Equitable Mortgage Over Shares in OrPower 19, Inc., to be executed on or before the first Closing Date between Intermediate Shareholder and OPIC and (b) the ~~Amended and Restated Equitable Mortgage Over Shares in OrPower 19, Inc.~~Deed of Priority, to be executed on or before the first Closing Date ~~between~~by and among OPIC, Intermediate Shareholder and Elcosa.

(d)

The definition of “Citi Onshore Account Pledge Agreement” in Schedule X (Defined Terms and Rules of Interpretation) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Citi Onshore Account Pledge Agreement” means the account pledge agreement (Contrato ~~de Control y Administración de Cuentas~~ de Prenda en Primer Grado sin Desplazamiento y Control sobre Depósitos en cuenta Bancaria) in form and substance satisfactory to OPIC, governed by the laws of Honduras to be entered into by the Borrower, ~~and~~ OPIC, the Onshore Administration and Guaranty Trustee and Banco de Honduras, S.A., creating a pledge over the Citi Onshore O&M Account.

(e)	The definition of “Direct Agreements” in Schedule X (Defined Terms and Rules of Interpretation) shall be amended by inserting the text underlined below to read in its entirety as follows:

“Direct Agreements” means (i) the Elcosa Direct Agreement, (ii) the ENEE Direct Agreement (from and after the execution thereof in accordance with Section 5.18), (iii) the consent and agreement, dated on or before the first Disbursement, among OPIC, the Supplier and the Borrower in respect of the Warranty Agreement and the O&M Support Agreement, (iv) the SERNA Direct Agreement (from and after the execution thereof in accordance with Section 6.15), and (v) each of the notices described in Section 4.22.

(f)	The definition of “Material Adverse Effect” in Schedule X (Defined Terms and Rules of Interpretation) shall be amended by inserting the text underlined below to read in its entirety as follows:

“Material Adverse Effect” means any event, development, or circumstance having a material adverse effect on (a) the Project, (b) the business, operations, prospects, condition (financial or otherwise), or property of the Borrower, OII, the Intermediate Shareholder, (c) the ability of the Borrower or any other Material Project Party to perform in a timely manner its payment obligations or other material obligations under any of the Transaction Documents, (d) the validity or enforceability of any material provision of any Transaction Document (except the MINOSA PPA), (e) the rights and remedies of OPIC under any of the Financing Documents, or (f) the Liens provided to OPIC under the Security Documents.

(g)

The definition of “MINOSA Cooperation Agreement” in Schedule X (Defined Terms and Rules of Interpretation) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“MINOSA Cooperation Agreement” means the ~~cooperation agreement~~Acuerdo de Cooperación, dated as of September 5, 2018, by and ~~to be entered into~~ between the Borrower and MINOSA.

(h)	The following new defined term shall be inserted in the appropriate alphabetical order in Schedule X (Defined Terms and Rules of Interpretation):

“MINOSA PPA Termination Agreement” means the Acta de Terminación Anticipada y Condicionada, del Contrato de Suministro de Energía Eléctrica y Contrato de Uso Remunerado de Líneas Eléctricas, dated as of September 5, 2018, by and between the Borrower and MINOSA.

(i)	The following new defined term shall be inserted in the appropriate alphabetical order in Schedule X (Defined Terms and Rules of Interpretation):

“MINOSA Reimbursement Agreement” means the Convenio de Reembolso, dated as of September 5, 2018, by and between the Borrower and MINOSA.

(j)	Section 2.03 (Repayment of the Loan) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

The Borrower shall repay the Loan in fifty-~~eight~~six (5~~8~~6) approximately equal quarterly installments (collectively, the “Principal Installments”) beginning on ~~June~~December 20, 2019 as set forth in Schedule 2.03.

(k)	Section 3.01(d)(iii) (Capitalization) shall be amended by inserting the text underlined below to read in its entirety as follows:

No transfer of (a) the Borrower’s assets or the ordinary shares of the Borrower, except for the transfer of assets and shares into the trusts governed by the Honduran Asset Trust Agreement, the Administration and Guaranty Trust Agreement and the Honduran Share Trust Agreement, or (b) the shares of OrPower 19, except for the pledges of shares under the Cayman Pledge Agreements and the Elcosa Cayman Pledge Agreement, has been made to Elcosa or any other party.

(l)	Section 3.01(g) (Defaults) shall be amended by inserting the text underlined below to read in its entirety as follows:

No Default or Event of Default has occurred and is continuing other than any failure of ENEE to make payments in accordance with the ENEE PPA but which payments are nonetheless made within the applicable grace period~~,~~ as contemplated in Section 8.01(j) and with respect to which the Borrower has notified OPIC within five days of making this representation as to how delayed ENEE’s payment is; provided, that, in the case of any Default or Event of Default with respect to any party other than the Borrower or any of the Ormat Parties, such representation is limited to the Knowledge of the Borrower and the Ormat Parties. Neither the Borrower nor, to the Knowledge of the Borrower and the Ormat Parties, any other party is in breach of any provision of any contract to which the Borrower is a party, which breach could be a Material Adverse Effect.

(m)	Section 3.01(j)(i) (Status of Consents) shall be amended by inserting the text underlined below to read in its entirety as follows:

As of the Effective Date and the date of first Disbursement, Schedule 4.04 lists (and as of any other date on which this representation is given or deemed repeated, such Schedule 4.04, as updated in writing prior to the time of such representation, lists) each Consent necessary for: (x) the conduct of the Borrower’s business and the implementation of the Project; (y) the due execution, delivery, validity and enforceability of, and performance by the Borrower of its obligations under, the Borrower Documents (except the MINOSA PPA), including Financing Documents, the incurrence of Indebtedness thereunder and the payment of amounts due or to become due with respect thereto (including Consents necessary for such amounts to be free of withholding Taxes and Consents necessary to permit the exemptions from other applicable Taxes assumed by the Financial Model); and (z) the due execution, delivery, validity and enforceability of, and performance by any Shareholder of its obligations under, any Transaction Documents (other than the MINOSA PPA) to which it is a party; in each case, other than (A) Consents of a routine nature that are not yet required based on the then-current stage of the Project and which the Borrower reasonably expects to obtain in the ordinary course of business without materially delaying the Project or exceeding the costs set forth in the Financial Plan and (B) such other Consents that may become required in the future for the Project as a result of a change in Applicable Law.

(n)	Section 4.01(c) (Transaction Documents) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

Certified copies of the following documents (the “Material Project Documents”, and all such contracts, together with any other contract required for the construction or operation of the Project and any power purchase agreement entered into by the Borrower~~, including the MINOSA PPA,~~ that is entered into with respect to the Borrower or the Project subsequent to the date hereof, the “Project Documents”):

(i)     the ENEE PPA and the Commercial Operation Start Certificate;

(ii)     the interconnection and wheeling agreements, if any;

(iii)     the Joint Guarantee;

(iv)     contracts among the Shareholders and between OII and/or the Borrower, on the one hand, and Elcosa and its Affiliates, on the other hand, including the Project Structuring Agreement, the ancillary documents related to that structuring agreement, and any revenue sharing and consulting and marketing contracts entered into by the Borrower;

(v)     the Operation Contract;

(vi)     the Warranty Agreement;

(vii)     the MINOSA Cooperation Agreement;

(viii)     all contracts for the purchase of land, lease of land or use of easements and rights of way for the Project, including the La Bufa Comfort Letter and the La Bufa Land Lease Agreement;

(ix)     all contracts for the lease of equipment or facilities for the Project exceeding a value of $1,000,000;

(x)     the Ormat Guaranty;

(xi)     all contracts entered into by the Borrower to provide services to the Project exceeding a value of $200,000;

(xii)     the Water Contract;

(xiii)     the O&M Support Agreement; and

(xiv)     the MINOSA Reimbursement Agreement.

(o)	Section 4.09 (Legal Opinions) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

OPIC shall have received acceptable written opinions, dated the Closing Date, satisfactory to OPIC in form and substance, of (a) Matamoros Batson & Asociados, its legal counsel in the Project Country, (b) Aguilar Castillo Love, legal counsel to the Borrower and the Ormat Parties in the Project Country, (c) Freshfields Bruckhaus Deringer US LLP, its legal counsel in the United States, with respect to OPIC funding matters, (d) Norton Rose Fulbright US LLP, legal counsel to the Borrower and the Ormat Parties, (e) Ogier, its legal counsel in the Cayman Islands, (f) Maples and Calder, legal counsel to the Borrower and the Ormat Parties in the Cayman Islands and (g) in-house counsel, or other acceptable counsel, to (i) the Supplier~~,~~ and (ii) Elcosa (except with respect to that certain Consulting Agreement dated as of November 27, 2013 between Bidle Trading Inc. and the Borrower) ~~and (iii) ENEE; provided, that the written opinion of counsel to ENEE may be provided in the form of written certifications from ENEE’s in-house counsel~~.

(p)	Section 4.22 (Notices to SERNA and MINOSA) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

OPIC shall have received evidence that the Borrower shall have provided written notice to SERNA and MINOSA of (a) the transactions contemplated by this Agreement and (b) the collateral assignment by the Borrower of the Borrower’s rights in the Operation Contract (in the case of SERNA) and the MINOSA Cooperation Agreement and the MINOSA ~~PPA~~Reimbursement Agreement (in the case of MINOSA), to the trust described in the Administration and Guaranty Trust Agreement, which notice shall be in substantially the form of (x) with respect to SERNA, Exhibit H-1 and (y) with respect to MINOSA, Exhibit H-2.

(q)	Article IV shall be amended to insert the following paragraph as a new Section 4.23

Section 4.23. Filing for Registration. OPIC shall have received (a) evidence that the Administration and Guaranty Trust has been filed for registration in the Registro de la Propiedad Inmueble y Mercantil, the Registro Mercantil and the Registro de Garantías Mobiliarias of Honduras, (b) evidence that the Honduran Share Trust Agreement has been filed for registration at the Registro de Garantías Mobiliarias and (c) a copy of the entry in the Borrower’s corporate ledger, certified by the Borrower’s secretary, which records the creation of security over all common shares of the Borrower under the Honduran Share Trust Agreement.

(r)	Article IV shall be amended to insert the following paragraph as a new Section 4.24:

Section 4.24. MINOSA PPA Termination. OPIC shall have received a certified copy or original of the MINOSA PPA Termination Agreement.

(s)	The introductory paragraph of Article V (Conditions Precedent to Each Disbursement) shall be amended by inserting the text underlined below to read in its entirety as follows:

Unless OPIC otherwise agrees in writing, the obligation of OPIC to make each Disbursement (including the first Disbursement) is subject to the prior fulfillment or written waiver, to OPIC’s satisfaction in its sole discretion, of the following conditions precedent as of the date that is ten (10) days prior to such Closing Date and to their continued fulfillment on such Closing Date, except that the conditions set forth in Section 5.18 shall be applicable only and exclusively to the second Disbursement.

(t)	The following new Section 5.18 (Condition Precedent to the Second Disbursement) shall be inserted following the end of Article V of the Finance Agreement:

As an exclusive condition to the making by OPIC of the second Disbursement, OPIC shall have received at least ten (10) days prior to the second Disbursement (a) written certifications from members of the board of directors, the operative committee, officers of ENEE, and (in lieu of a legal opinion) ENEE’s in-house counsel in respect of the ENEE Direct Agreement, satisfactory to OPIC in form and substance and (b) a certified copy or original of the executed ENEE Direct Agreement.

(u)	Section 6.09 (Security Documents) shall be amended to insert the following as paragraphs (c) and (d) to such section of the Financing Agreement:

(c) Within one-hundred twenty (120) days from the date on which the Administration and Guaranty Trust Agreement is filed with the Registro de la Propiedad Inmueble y Mercantil, evidence that the Administration and Guaranty Trust is duly registered in such registry.

(d) Within ninety (90) days from the date on which the Administration and Guaranty Trust and the Honduran Share Trust Agreement are filed with the Registro Mercantil and the Registro de Garantías Mobiliarias of Honduras, as applicable, evidence that (i) the Administration and Guaranty Trust is duly registered in the Registro Mercantil and the Registro de Garantías Mobiliarias of Honduras and (ii) the Honduran Share Trust Agreement is duly registered in the Registro de Garantías Mobiliarias.

(v)	The following new Section 6.12(d) (Worker Rights) shall be inserted following the end of Section 6.12 of the Finance Agreement:

The Borrower shall:

(i) take such actions as are lawfully in its power to obtain the Labor Ministry Safety and Hygiene Regulation Approval;

(ii) promptly notify OPIC of any significant developments related to the Labor Ministry Safety and Hygiene Approval;

(iii) periodically, and in no event less than once per calendar month, communicate to OPIC the status of the Labor Ministry Safety and Hygiene Regulation Approval;

(iv) promptly pay any fines due and payable as a result of the late filing for the Labor Ministry Safety and Hygiene Regulation Approval and provide evidence thereof to OPIC; and

(v) promptly provide OPIC with a copy of the Labor Ministry Safety and Hygiene Regulation Approval once obtained.

(w)	Section 8.01(d) (Covenant Default) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

The Borrower fails to comply with any covenant or provision set forth in (i) Sections 6.08, 6.09, 6.10, 6.11 (except as provided in Section 8.01(f)) or 6.12 (except as provided in Section 8.01(e)(i)) or Article VII or (ii) solely with respect to not having received the Labor Ministry Safety and Hygiene Regulation Approval despite the filing by the Borrower, Sections 3.01(i)(i), 3.01(j)(i), 3.01(l)(i), 3.01(l)(ii), 3.01(l)(v), 6.01(d), 6.02, 6.11(a), and 6.12(a) (except as provided in Section 8.01(e)(ii),

(x)	Section 8.01(e) (Worker Rights Non-Compliance) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(i) With respect to any Worker Rights Non-Compliance caused by a Project Contractor or Project Subcontractor, the Borrower fails to cause the relevant Project Contractor or Project Subcontractor to cure, or prevent the recurrence of, any Worker Rights Non-Compliance and such failure continues for ninety (90) days after the first occurrence of such Worker Rights Non-Compliance or (ii) solely with respect to the Worker Rights Non-Compliance caused by the Labor Ministry Safety and Hygiene Regulation Approval not having been received despite the filing by the Borrower, the Borrower fails to comply with the requirements of Section 6.12(d).

(y)	Section 8.01(h) (Transaction Document Default) to the Financing Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

Any Transaction Document (other than, with respect to 8.01(h)(i), (ii), (iii), (iv) and (v), the MINOSA PPA to the extent the MINOSA PPA comes back into force in accordance with the terms of the MINOSA Reimbursement Agreement) at any time for any reason (i) ceases to be in full force and effect (other than upon expiration in accordance with its terms when fully performed or upon termination and replacement, which termination or replacement shall be with OPIC’s prior written consent if such Transaction Document is a Material Project Document or the MINOSA PPA), (ii) is declared to be void or is repudiated, (iii) is suspended or revoked, or terminated (other than upon expiration in accordance with its terms when fully performed or upon termination and replacement with OPIC’s prior written consent), (iv) the validity or enforceability thereof is at any time contested in writing by the Borrower, any Shareholder or any other counter-party (other than OPIC), (v) ceases to give or provide the respective rights, titles, remedies, powers, or privileges intended to be created thereby, or (vi) with respect to the Ormat Guaranty only, any amendment, deletion or other modification takes effect without the prior written consent of OPIC; provided that there shall be no Event of Default hereunder in respect of any Material Project Document referred to in Sections 4.01(c)(ix) and (xi) or any other Project Document that is not a Material Project Document (each, a “Replaceable Project Document”) if any such Replaceable Project Document is restored or replaced with an equivalent Project Document (together with any replacement Direct Agreement if applicable) with the original counterparty to such Replaceable Project Document or another Person of similar or superior creditworthiness and experience as such original counterparty at the time of such replacement, in each case, on terms reasonably satisfactory to OPIC within 45 days of the occurrence of such event or circumstance.

(z)	Section 8.01(j) (Other Agreements Default) to the Financing Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

Other Agreements Default. The Borrower, any Shareholder or any party to a Material Project Document fails to comply with or perform any of its material obligations or undertakings set forth in any Transaction Document to which it is a party (other than this Agreement or the Notes) and such failure continues beyond the applicable cure period (or, in the case of the ENEE PPA, only for so long as ENEE fails to comply with its payment obligations under the ENEE PPA up to sixty (60) days beyond the applicable cure period, provided that the collected credit balance of the DSR Account is at all times during such period, a Dollar amount equal to the aggregate amount of Debt Service with respect to the Loan for the immediately succeeding nine-month period), if any; provided that there shall be no Event of Default with respect to a Material Project Party under a Replaceable Project Document if such Material Project Party is replaced with another Person reasonably satisfactory to OPIC within 45 days of the occurrence of such event or circumstance.

(aa)	Section 9.01 shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

Except as provided in Sections 6.11(g) and 6.12(b), each notice, demand, or other communication relating to this Agreement shall be in writing, shall be hand-delivered or sent prepaid by mail or overnight delivery service or e-mail (with a copy by mail to follow, receipt of which copy shall not be required to effect notice), and shall be deemed duly given when sent to the following addresses:

To the Borrower:

Geotérmica Platanares, S.A. de C.V.

~~Plaza Saavedra, Modulo #20 y 21~~

~~Bo. Mercedes, 1a Calle NE 3a Av NE, Frente a Hotel VIP Copan~~

~~Santa Rosa de Copán, Honduras, Centroamerica~~

Edificio Salisa, Colonia Zerón 21 ave N.O. 9 y 10 calles #932, local #4

San Pedro Sula, Cortés, Honduras

HONDURAS

Attn.:     Elio Orozco

E-mail:  eorozco@ormat.com

Phone:   504-2662-1066

with a copy to:

Ormat Technologies, Inc.

6225 Neil Road

Reno, Nevada 89511

Attn: Chief Financial Officer

To OPIC:

Overseas Private Investment Corporation

1100 New York Avenue, N.W.

Washington, D.C. 20527

United States of America

Attn.: Vice President, Structured Finance and Insurance

And attn.: Managing Director, Portfolio Management Division

E-mail: notices@opic.gov

Re: Platanares Geothermal Project (Honduras) Transaction No. 9000003553

Either party may, by written notice to the other, change the address to which such notices, demands, or other communications should be sent to it. No notice to OPIC, including notices delivered pursuant to Sections 6.11(g) and 6.12(b), shall be effective unless such notice includes the project name and number, as listed above, and, prior to the first Disbursement, attention to Vice President, Structured Finance and Insurance and, subsequent to the first Disbursement, attention to Managing Director, Portfolio Management Division.

(bb)	Schedule 2.03 (Amortization Schedule) to the Financing Agreement shall be replaced in its entirety with Annex I attached hereto.

(cc)	Exhibit H-2 (Form of Written Notice to MINOSA) to the Financing Agreement shall be replaced in its entirety with Annex II attached hereto.

Section 3. Waiver and Consent.

3.1           Upon the Amendment Effective Date (as defined in Section 4 below), OPIC agrees to waive the following provisions of the Finance Agreement:

(a)

the requirement in Section 5.12(b) (Project Costs) of the Finance Agreement that OPIC receive written confirmation from the Borrower’s auditor confirming that Project Costs incurred through the end of the fiscal quarter most recently ended prior to the Disbursement to occur on or about July 16, 2018 are in accordance with the accounting records of the Borrower; provided that OPIC shall instead receive such confirmation with respect to Project Costs incurred through the end of the December 2017;

(b)

provided that the Borrower provides coverage under the Sponsor’s global liability insurance program, and with respect to Third Party Liability only, the requirement in Schedule 6.03, item 1.1(a) that an “Approved Reinsurer” have a financial strength rating of at least A- from Standard & Poor’s or A- from A.M. Best; and

(c)	the limitation in Section 2(A) of Schedule 6.03 (Insurance), Annex A that the maximum deductible be not greater than $250,000 per event; provided that it shall be less than or equal to $1,000,000.

1

3.2         Upon the effectiveness of this First Amendment, OPIC consents to and approves the Borrower’s current local insurer of Third Party Liability, Mapfre Seguros Honduras S.A., as an Approved Insurer pursuant to item 1.1(b) in Schedule 6.03 to the Finance Agreement, so long as the Borrower provides coverage under the Sponsor’s global liability insurance program.

3.3        Upon the Amendment Effective Date (as defined in Section 4 below), OPIC agrees to waive the Borrower’s non-compliance with Sections 3.01(i)(i), 3.01(j)(i), 3.01(l)(i), 3.01(l)(ii), 3.01(l)(v), 6.01(d), 6.02, 6.11(a), and 6.12(a), solely with respect to not having received the Labor Ministry Safety and Hygiene Regulation Approval, which shall be obtained in accordance with Section 6.12(d) (Worker Rights).

Section 4. Effectiveness.

The amendments in this First Amendment shall become effective as of the date on which (the “Amendment Effective Date”) (a) this First Amendment has been executed and delivered by and on behalf of each of the parties hereto and (b) the Borrower shall have filed for the Labor Ministry Safety and Hygiene Regulation Approval as set forth in Section 2(v)(i).

This First Amendment is and shall be construed as supplemental to the Finance Agreement and every clause thereof shall continue in full force and effect and be binding on the parties thereto save as expressly amended by this First Amendment.

From and after the Amendment Effective Date, each reference in the Finance Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Finance Agreement” in any other Financing Document shall be deemed a reference to the Finance Agreement as amended by this First Amendment.

Section 5. Representations and Warranties.

To induce OPIC to enter into this First Amendment, the Borrower, on and as of the Amendment Effective Date, after giving effect to this First Amendment, hereby represents and warrants to OPIC that: (i) this First Amendment has been duly authorized, executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and to general principles of equity; (ii) the Finance Agreement, after giving effect to this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and to general principles of equity; (iii) no Default or Event of Default has occurred and is continuing and (iv) no Consent is required to be obtained from any other Governmental Authority in connection with the transactions contemplated by, and the amendments to the Financing Documents set forth in, this First Amendment.

1 OPIC will require the endorsement.

Section 6. Expenses.

All expenses incurred by OPIC in connection with the negotiation, preparation, execution, delivery and implementation of this First Amendment (including, without limitation, reasonable and documented fees and expenses of counsel to OPIC) shall be paid or reimbursed as provided in Section 2.08(a) (Payment or Reimbursement of Expenses) of the Finance Agreement.

Section 7. Ratification.

(a)	Except as expressly provided herein, the Borrower hereby acknowledges, ratifies, and reaffirms all of the terms and provisions of the Financing Documents to which it is a party.

(b)

Except as expressly provided herein, nothing contained in this First Amendment and no action by, or inaction on the part of, OPIC shall, or shall be deemed to, directly or indirectly (i) constitute a consent to or waiver of any past, present or future violations of any provisions of the Finance Agreement or any other Financing Document, (ii) amend, modify or operate as a waiver of any provision of the Finance Agreement or any other Financing Document, except as expressly set forth herein, or of any right, power or remedy of OPIC thereunder, or (iii) constitute a course of dealing or other basis for altering any obligations of the Borrower under the Finance Agreement or any other Financing Document.

(c)	Without limiting the generality of the foregoing, OPIC hereby reserves all of its rights and remedies under the Finance Agreement.

(d)	This First Amendment constitutes a Financing Document.

Section 8. Counterparts.

This First Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 9. Governing Law.

THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 10. Notices.

All communications and notices hereunder shall be given as provided in Section 9.01 (Notices) of the Finance Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GEOTÉRMICA PLATANARES, S.A. DE C.V.

as Borrower

By:___________________________

Name:

Title:

[Signature Page to First Amendment]

OVERSEAS PRIVATE INVESTMENT CORPORATION

as Lender

By:___________________________

Name:

Title:

[Signature Page to First Amendment]

Annex I

(Updated Schedule 2.03 to the Finance Agreement)

Combined Repayment

Amortization Period (Quarterly)	Opening Balance	All	Principal Repayment	Closing Balance
	-	114,700,000	-	114,700,000
1	114,700,000	-	(2,048,214.29)	112,651,786
2	112,651,786	10,000,000	(2,048,214.29)	120,603,571
3	120,603,571	-	(2,233,399.47)	118,370,172
4	118,370,172	-	(2,233,399.47)	116,136,772
5	116,136,772	-	(2,233,399.47)	113,903,373
6	113,903,373	-	(2,233,399.47)	111,669,974
7	111,669,974	-	(2,233,399.47)	109,436,574
8	109,436,574	-	(2,233,399.47)	107,203,175
9	107,203,175	-	(2,233,399.47)	104,969,775
10	104,969,775	-	(2,233,399.47)	102,736,376
11	102,736,376	-	(2,233,399.47)	100,502,976
12	100,502,976	-	(2,233,399.47)	98,269,577
13	98,269,577	-	(2,233,399.47)	96,036,177
14	96,036,177	-	(2,233,399.47)	93,802,778
15	93,802,778	-	(2,233,399.47)	91,569,378
16	91,569,378	-	(2,233,399.47)	89,335,979
17	89,335,979	-	(2,233,399.47)	87,102,579
18	87,102,579	-	(2,233,399.47)	84,869,180
19	84,869,180	-	(2,233,399.47)	82,635,780
20	82,635,780	-	(2,233,399.47)	80,402,381
21	80,402,381	-	(2,233,399.47)	78,168,981
22	78,168,981	-	(2,233,399.47)	75,935,582
23	75,935,582	-	(2,233,399.47)	73,702,183
24	73,702,183	-	(2,233,399.47)	71,468,783
25	71,468,783	-	(2,233,399.47)	69,235,384
26	69,235,384	-	(2,233,399.47)	67,001,984
27	67,001,984	-	(2,233,399.47)	64,768,585
28	64,768,585	-	(2,233,399.47)	62,535,185
29	62,535,185	-	(2,233,399.47)	60,301,786
30	60,301,786	-	(2,233,399.47)	58,068,386
31	58,068,386	-	(2,233,399.47)	55,834,987
32	55,834,987	-	(2,233,399.47)	53,601,587
33	53,601,587	-	(2,233,399.47)	51,368,188
34	51,368,188	-	(2,233,399.47)	49,134,788
35	49,134,788	-	(2,233,399.47)	46,901,389
36	46,901,389	-	(2,233,399.47)	44,667,989
37	44,667,989	-	(2,233,399.47)	42,434,590
38	42,434,590	-	(2,233,399.47)	40,201,190
39	40,201,190	-	(2,233,399.47)	37,967,791
40	37,967,791	-	(2,233,399.47)	35,734,392
41	35,734,392	-	(2,233,399.47)	33,500,992
42	33,500,992	-	(2,233,399.47)	31,267,593
43	31,267,593	-	(2,233,399.47)	29,034,193
44	29,034,193	-	(2,233,399.47)	26,800,794
45	26,800,794	-	(2,233,399.47)	24,567,394
46	24,567,394	-	(2,233,399.47)	22,333,995
47	22,333,995	-	(2,233,399.47)	20,100,595
48	20,100,595	-	(2,233,399.47)	17,867,196
49	17,867,196	-	(2,233,399.47)	15,633,796
50	15,633,796	-	(2,233,399.47)	13,400,397
51	13,400,397	-	(2,233,399.47)	11,166,997
52	11,166,997	-	(2,233,399.47)	8,933,598
53	8,933,598	-	(2,233,399.47)	6,700,198
54	6,700,198	-	(2,233,399.47)	4,466,799
55	4,466,799	-	(2,233,399.47)	2,233,399
56	2,233,399	-	(2,233,399.47)	(0.0)

Annex II

(Updated Exhibit H-2 to the Finance Agreement)

WRITTEN NOTICE TO MINOSA

October 18, 2018

Monty Reed

Minerales de Occidente S.A. de C.V. 4ta. Avenida, S.O. entre 3 y 4 calle, Barrio El Calvario

Tel: +504 26621232

Email: mreed@auraminerals.com

RE: Notice of Collateral Assignment of Cooperation Agreement

Dear Mr. Reed:

Reference is made to (a) that certain Acuerdo de Cooperación, dated as of September 5, 2018 (the "Cooperation Agreement") between Geotérmica Platanares, S.A. de C.V., a Honduran sociedad anónima de capital variable ("GeoPlatanares") and Minerales de Occidente S.A. de C.V., a Honduran sociedad anónima de capital variable ("MINOSA") and (b) that certain Convenio de Reembolso, dated as of September 5, 2018, the "Reimbursement Agreement") between GeoPlatanares and MINOSA. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Cooperation Agreement and the Reimbursement Agreement, as applicable.

GeoPlatanares entered into a Finance Agreement, dated as of April 30, 2018, with the Overseas Private Investment Corporation ("OPIC'), as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (the "Finance Agreement"), in order to obtain debt financing for the Proyecto Geotérmico.

As security for GeoPlatanares's obligations under the Finance Agreement and the other documents and agreements related thereto, GeoPlatanares, OrPower 19, Inc., and Banco del País, S.A., as trustee, (the "Trustee"), entered into that certain Amended and Restated Administration and Guarantee Trust Agreement (the Contrato de Fideicomiso de Administración y Garantía Enmendado y Reexpresado), dated on or about October 29, 2018, as amended, amended and restated, supplemented or otherwise modified from time to time (the "Administration and Guaranty Trust Agreement") and the other documents and agreements related thereto, under which GeoPlatanares has assigned its rights and benefits under and pursuant to each of the Cooperation Agreement and the Reimbursement Agreement, to the Trustee.

Section 6.3.1 of the Reimbursement Agreement provides that GeoPlatanares may collaterally assign its rights under the Reimbursement Agreement to OPIC or its agents, representative or nominee. The Fourth Clause of the Cooperation Agreement provides that GeoPlatanares may grant a security interest to OPIC over the land rights that are subject to that agreement.

At the request of OPIC, this letter provides notice to MINOSA of our collateral assignment of our rights and benefits under and pursuant to the Cooperation Agreement and the Reimbursement Agreement to the Trustee, effective as of the date of execution of the Administration and Guaranty Trust Agreement. In addition, all amounts payable to GeoPlatanares under and in connection with the Cooperation Agreement and the Reimbursement Agreement shall be made directly to (x) if in Lempiras, the Onshore HNL Revenue Account (Cuenta de Ingresos Lempiras) or (y) if in U.S. Dollars, the Onshore USD Revenue Account (Cuenta de Ingresos Dólares), as applicable, maintained under the Accounts Administration and Retention Agreement (Contrato de Administración y Retención de Cuentas) dated on or about October 29, 2018, among GeoPlatanares, OPIC and the Trustee by wire transfer as follows:

Onshore HNL Revenue Account:

Bank Name: Banco del País

Account Number: 21-299-000758-4

Account Name: FIDEICOMISO PLATANARES, S.A. DE C.V.

Currency: Lempiras

Swift Code: PISAHNTE

Onshore USD Revenue Account:

Bank Name: Banco del Pals

Account Number: 22-299-000437-0

Account Name: FIDEICOMISO PLATANARES, S.A. DE C.V.

Currency: U.S. Dollars

Swift Code: PISAHNTE

or as otherwise specified by the Trustee in a written notice to GeoPlatanares, MINOSA and OP1C.

If you have any questions regarding the collateral assignment described herein, please feel free to contact Elio Orozco at 504-2662-1066 or eorozco ,ormat.com.

[Signature page follows]

GEOTERMICA PLATANARES, S.A. DE C.V.

Name: Nachman Isaac

Title: Authorized Representative

[Signature Page to Minosa Notification]

Annex II

(Updated Exhibit H-2 to the Finance Agreement)

[To be attached]